UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 28, 2016

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York		10166-0188
(Address of Principal Executive Offices)		(Zip Code)

212-578-9500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 7.01 Regulation FD Disclosure.
Signatures

Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2016, MetLife, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Massachusetts Mutual Life Insurance Company, a Massachusetts corporation (“MassMutual”), pursuant to which MassMutual will acquire MetLife’s U.S. Retail advisor force, the MetLife Premier Client Group (“MPCG”), together with its affiliated broker-dealer, MetLife Securities, Inc. (“MSI”), a wholly owned subsidiary of the Company, and certain related assets. The purchase price is approximately $300 million, subject to customary adjustments.

Pursuant to the Purchase Agreement, MassMutual will make employment or brokerage offers to all advisers and brokers in MPCG and to certain employees who support the activities of MPCG. The Company expects that a significant number of MPCG advisors and brokers, and MetLife employees, will join MassMutual. MassMutual will also acquire certain assets associated with MPCG, and will assume all of the liabilities that relate to or arise from such assets and that arise or occur at or after the closing of the transactions contemplated by the Purchase Agreement. In addition, MassMutual will acquire all of the issued and outstanding shares of MSI.

The Purchase Agreement contains customary representations and warranties regarding MSI and MPCG. The Purchase Agreement also contains customary covenants, including, among others, agreements by the Company to (i) continue conducting the MPCG business in the ordinary course of business and preserve the assets of MPCG to be acquired by MassMutual during the period between execution of the Purchase Agreement and consummation of the transactions contemplated thereby, and (ii) not engage in certain specified transactions during that period. MassMutual and the Company have also made certain additional customary covenants relating to matters such as access to information, conduct of the business pending the closing, governmental filings, consents and certain restrictive covenants.

As part of the transaction, the Company and MassMutual have also agreed to enter into a product development agreement under which the Company’s U.S. Retail business will be the exclusive developer of certain annuity products to be issued by MassMutual.

The closing of the transactions contemplated by the Purchase Agreement is subject to the absence of a material adverse effect on the business, the accuracy of representations and warranties, compliance with covenants, the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, receipt of certain governmental and regulatory consents, the acceptance of offers from MassMutual by a number of advisors and brokers representing at least a specified threshold of commission revenue, and other customary conditions.

The Purchase Agreement may be terminated under specific circumstances described therein, including by mutual written consent, in connection with a material breach of the agreement by a party thereto, or if the closing has not occurred by the date that is nine months following the date of the Purchase Agreement.

Item 7.01 Regulation FD Disclosure.

In connection with the sale of the business, the Company estimates net after-tax run-rate savings of approximately $250 million annually. Estimated net savings for the remainder of 2016 is $100 million. The Company expects these savings from reductions in distribution administration and variable costs on a net basis after deferral for new business acquisition costs and related overhead, partially offset by lost commission revenue from items such as sales of non-proprietary products and brokerage asset-based fees and servicing and related amounts payable to MassMutual. The Company expects approximately one half of these savings to be realized in the portions of the Retail Segment and related businesses that it announced on January 12, 2016 it is planning to separate from the rest of the Company.

The Company anticipates that its restructuring costs in connection with the transaction will be less than its estimated 2016 transaction-related net savings.

The disclosure in Items 1.01 and 7.01 above contains or incorporates by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

        Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission. These factors include: (1) difficult conditions in the global capital markets; (2) increased volatility and disruption of the global capital and credit markets, which may affect our ability to meet liquidity needs and access capital, including through our credit facilities, generate fee income and market-related revenue and finance statutory reserve requirements and may require us to pledge collateral or make payments related to declines in value of specified assets, including assets supporting risks ceded to certain of our captive reinsurers or hedging arrangements associated with those risks; (3) exposure to global financial and capital market risks, including as a result of the disruption in Europe and possible withdrawal of one or more countries from the Euro zone; (4) impact of comprehensive financial services regulation reform on us, as a non-bank systemically important financial institution, or otherwise; (5) numerous rulemaking initiatives required or permitted by the Dodd-Frank Wall Street Reform and Consumer Protection Act which may impact how we conduct our business, including those compelling the liquidation of certain financial institutions; (6) regulatory, legislative or tax changes relating to our insurance, international, or other operations that may affect the cost of, or demand for, our products or services, or increase the cost or administrative burdens of providing benefits to employees; (7) adverse results or other consequences from litigation, arbitration or regulatory investigations; (8) our ability to address difficulties, unforeseen liabilities, asset impairments, or rating agency actions arising from (a) business acquisitions and integrating and managing the growth of such acquired businesses, (b) dispositions of businesses via sale, initial public offering, spin-off or otherwise, (c) entry into joint ventures, or (d) legal entity reorganizations; (9) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (10) investment losses and defaults, and changes to investment valuations; (11) changes in assumptions related to investment valuations, deferred policy acquisition costs, deferred sales inducements, value of business acquired or goodwill; (12) impairments of goodwill and realized losses or market value impairments to illiquid assets; (13) defaults on our mortgage loans; (14) the defaults or deteriorating credit of other financial institutions that could adversely affect us; (15) economic, political, legal, currency and other risks relating to our international operations, including with respect to fluctuations of exchange rates; (16) downgrades in our claims paying ability, financial strength or credit ratings; (17) a deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company; (18) availability and effectiveness of reinsurance or indemnification arrangements, as well as any default or failure of counterparties to perform; (19) differences between actual claims experience and underwriting and reserving assumptions; (20) ineffectiveness of risk management policies and procedures; (21) catastrophe losses; (22) increasing cost and limited market capacity for statutory life insurance reserve financings; (23) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, and for personnel; (24) exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets, reduced interest rates, unanticipated policyholder behavior, mortality or longevity, and the adjustment for nonperformance risk; (25) regulatory and other restrictions affecting MetLife, Inc.’s ability to pay dividends and repurchase common stock; (26) MetLife, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet its free cash flow targets and debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (27) the possibility that MetLife, Inc.’s Board of Directors may influence the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; (28) changes in accounting standards, practices and/or policies; (29) increased expenses relating to pension and postretirement benefit plans, as well as health care and other employee benefits; (30) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others; (31) inability to attract and retain sales representatives; (32) provisions of laws and our incorporation documents may delay, deter or prevent takeovers and corporate combinations involving MetLife; (33) the effects of business disruption or economic contraction due to disasters such as terrorist attacks, cyberattacks, other hostilities, or natural catastrophes, including any related impact on the value of our investment portfolio, our disaster recovery systems, cyber- or other information security systems and management continuity planning; (34) the effectiveness of our programs and practices in avoiding giving our associates incentives to take excessive risks; and (35) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission.

MetLife, Inc. is not obligated to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Timothy J. Ring
	Name:	Timothy J. Ring
	Title:	Senior Vice President and
Secretary

Date: February 29, 2016